AMENDMENT
                               DATED MAY 24, 2006
                                     TO THE
  DISTRIBUTION AND SHAREHOLDER SERVICES PLAN--ADVISOR CLASS AND C-CLASS SHARES
                                       OF
                               RYDEX SERIES FUNDS,
                             DATED AUGUST 28, 2000,
                                   AS AMENDED

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                                     FORM OF
                                    EXHIBIT B

                               RYDEX SERIES FUNDS
           DISTRIBUTION AND SHAREHOLDER SERVICE FEES - C-CLASS SHARES

RYDEX FUNDS - C-CLASS

         U.S. Government Money Market Fund
         Nova Fund
         Inverse S&P 500 Fund (formerly Ursa Fund)
         OTC Fund
         Inverse Government Long Bond Fund (formerly Juno Fund)
         Mid-Cap Advantage Fund (formerly Medius Fund)
         Inverse OTC Fund (formerly Arktos Fund)
         Government Long Bond Advantage Fund (formerly U.S. Government Bond) Russell 2000 Advantage Fund (formerly Mekros Fund)
         Europe Advantage Fund (formerly Large-Cap Europe Fund)
         Japan Advantage Fund (formerly Large-Cap Japan Fund)
         Large-Cap Value Fund
         Large-Cap Growth Fund
         Mid-Cap Value Fund
         Mid-Cap Growth Fund
         Inverse Mid-Cap Fund
         Small-Cap Value Fund
         Small-Cap Growth Fund
         Inverse Russell 2000 Fund (formerly Inverse Small-Cap Fund)
         Dynamic Strengthening Dollar Fund (formerly Strengthening Dollar Fund) Dynamic Weakening Dollar Fund (formerly Weakening Dollar Fund)
         Sector Rotation Fund
         Multi-Cap Core Equity Fund (formerly Core Equity Fund)
         Absolute Return Strategies Fund
         Hedged Equity Fund
         Market Neutral Fund
         Banking Fund
         Basic Materials Fund
         Biotechnology Fund
         Commodities Fund
         Consumer Products Fund
         Electronics Fund
         Energy Fund
         Energy Services Fund
         Financial Services Fund
         Health Care Fund
         Internet Fund
         Leisure Fund
         Precious Metals Fund
         Real Estate Fund
         Retailing Fund

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         Technology Fund
         Telecommunications Fund
         Transportation Fund
         Utilities Fund
         S&P 500 Fund
         Russell 2000 Fund
         EPT MODERATE FUND
         EPT CONSERVATIVE FUND
         EPT AGGRESSIVE FUND

DISTRIBUTION AND SHAREHOLDER SERVICE FEES

Distribution Services........................Seventy-FivE BASIS POINTS (.75%)

Shareholder Services.........................Twenty-Five BASIS POINTS (.25%)

CALCULATION OF FEES

Distribution and Shareholder Service fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.

                          ADDITIONS ARE NOTED IN BOLD.